Exhibit 23.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Infinity (Int’l) Travel Holdings Inc.
8F., No. 86, Sanguang Rd., Jhongli Dist.
Taoyuan City, 320
Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 15, 2015, in the Registration Statement (Form S-1) and related Prospectus of Infinity (Int’l) Travel Holdings Inc.

/s/    KCCW Accountancy Corp
Diamond Bar, California
November 6, 2015

KCCW Accountancy Corp.  22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA
Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com